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                                                                   Exhibit 10.s.



                                  HEILIG-MEYERS

                     EMPLOYEES' SUPPLEMENTAL PROFIT-SHARING

                           AND RETIREMENT SAVINGS PLAN


         The Heilig-Meyers Employees' Supplemental Profit-Sharing and Retirement Savings Plan, adopted effective as of March 1, 1991, is hereby amended and restated effective as of March 1, 1994.

                                    SECTION I

                                     PURPOSE

         This Plan is established and maintained solely for the purpose of providing deferred compensation for a select group of highly-compensated management employees in excess of the limitations imposed by Code sections 401(a)(17), 402(g) and 415 on benefits payable to those employees under the Heilig-Meyers Employees' Profit-Sharing and Retirement Savings Plan (including such other limitation imposed by the Company under Code sections 401(k) and 401(m)).

                                   SECTION II

                                   DEFINITIONS

         Whenever used in this Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         2.1 Adjustment Date: The last day of each Plan Year. The Committee may establish more frequent Adjustment Dates, if the Committee deems it appropriate.

         2.2 Beneficiary: Any person designated by a Participant or otherwise entitled to receive benefits payable upon the death of the Participant. Beneficiary designations shall be made on a Participant's Deferral Election and may be changed by the Participant at any time before the date on which payment of the Participant's Benefits is to commence. A Participant's Benefits may be paid only to one designated Beneficiary. A Participant may designate primary and secondary Beneficiaries.

         2.3       Benefits:  The aggregate amount of all Deferrals credited to

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a  Participant's  Deferrals  Account  under  Sections  4.1 and 4.4, all Matching
Credits credited to and payable from a Participant's Matching Credits Account under Sections 4.2 and 4.5, and all Earnings with respect to such Deferrals and Matching Credits.

         2.4       Board:  The Board of Directors of Heilig-Meyers Company.

         2.5 Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. Reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue laws.

         2.6 Committee: The committee established pursuant to Section VII of the Employees' Plan.

         2.7       Company:

                   (a)      Heilig-Meyers Company

                   (b)      MacSaver Financial Services, Inc.

                   (c)      Heilig-Meyers Furniture Company

                   (d)      Heilig-Meyers Company Associates, Inc.

                   (e) Any other Related Company that adopts the Employees' Plan with the consent of Heilig-Meyers Company.

"Company" shall include any other company or organization that may be connected with any of the foregoing corporations by merger, consolidation or otherwise and which succeeds in writing to its rights, powers, liabilities and duties hereunder.

         2.8 Company Matching Contributions: The Company contribution that is made pursuant to the provisions of the Employees' Plan.

         2.9 Company Matching Contributions Account: For any Participant, that account maintained for the Participant in accordance with the provisions of the Employees' Plan.

         2.10 Compensation: For any Participant, total earnings paid by the Company during the Plan Year as determined pursuant to the provisions of the Employees' Plan.

         2.11 Deferral Election: An election filed with the Company by a Participant to have Deferrals made under the Employees' Plan and this Plan. A Participant's Deferral Election shall specify the percentage of Compensation that the Participant elects to contribute as

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Deferrals to the Employees' Plan; the excess portion that may not be contributed to the Employees' Plan as a result of the Tax Limits will automatically be contributed to this Plan.

    2.12 Deferrals: For any Participant, compensation deferrals credited to such Participant's Account under Section 4.1.

    2.13 Deferrals Account: The bookkeeping account established and maintained for each Participant to record such Participant's Deferrals and adjustments thereto pursuant to Section 4.4.

    2.14 Earnings: The amount of earnings, if any, that accrue on the investment of Participants' Deferrals and Matching Credits pursuant to
Section 4.6.

    2.15 Eligible Employee: Any employee (a) who is a participant in the Employees' Plan, (b) whose Salary Reduction Contributions under the Employees' Plan are limited by the provisions of that plan which are designed to comply with Code sections 401(a)(17), 402(g) and 415 or such other limitation imposed by the Company under Code sections 401(k) and 401(m), (c) who is a management or highly compensated employee within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, and (d) who is designated by the Committee as eligible for participation in this Plan.

    2.16 Employee: Any person employed by the Company as an employee, other than as an independent contractor.

    2.17 Employees' Plan: The Heilig-Meyers Employees' Profit-Sharing and Retirement Savings Plan.

    2.18 Matching Credits: For any Participant, amounts that are credited by the Company to such Participant's Matching Credits Account under Section 4.2.

    2.19 Matching Credits Account: The bookkeeping account established and maintained for each Participant to record such Participant's Matching Credits and adjustments thereto pursuant to
Section 4.4.

    2.20 Participant: Each Eligible Employee who is an active participant in the Employees' Plan and who elects to participate in this Plan.

    2.21 Payment Election: An election filed with the Company by a Participant that specifies the date on which the Participant wishes to receive payment of all or a portion of his or her Benefits, and the form in which such Benefits are to be paid. The timing and form of benefit

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selected by the Participant  must be consistent with the provisions of Section V of the Plan and in no event may benefits commence before age 50.

    2.22 Plan: The "Heilig-Meyers Employees' Supplemental Profit-Sharing and Retirement Savings Plan," as set forth herein and as amended from time to time.

    2.23 Plan Year: The calendar year. The period from March 1, 1994 (the effective date of the amended and restated Plan) to December 31, 1994 shall be a short plan year.

    2.24 Related Company: Any corporation or business organization that is under common control with the Company (as determined under Code section 414(b) or (c)); a member of an affiliated service group with the Company (as determined under Code section 414(m)); or an entity required to be aggregated pursuant to Code section 414(o) and the regulations thereunder.

    2.25 Retirement: A Participant's retirement from the Company in accordance with the Company's standard retirement policy.

    2.26 Retirement Date: The date on which the Participant elects to retire from the Company in accordance with the Company's standard retirement policy.

    2.27 Salary Reduction Contributions: Contributions made at the election of a Participant by the Employer pursuant to the provisions of the Employees' Plan.

    2.28 Salary Reduction Contributions Account: For any Participant, that account maintained for the Participant in accordance with the provisions of the Employees' Plan.

    2.29 Tax Limits: The restrictions on Salary Reduction Contributions and Company Matching Contributions under the Employees' Plan required by Code sections 401(a)(17), 402(g) and 415 or as required by the Company under Code sections 401(k) and 401(m).

    2.30 Termination Date: The date on which a Participant terminates employment with the Company other than on account of his/her Retirement.

    2.31 Termination of Employment: A Participant's termination of employment with the Company other than on account of his/her Retirement.

                                   SECTION III

                                  PARTICIPATION

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         3.1       Election to Participate:

                   (a) An Eligible Employee may elect to become a Participant in this Plan as of any January 1 by filing a Deferral Election with the Company by no later than the November 30 immediately preceding the January 1 on which the Eligible Employee's participation is to become effective.

                   (b) If an Employee first becomes an Eligible Employee after January 1 of a Plan Year, the Eligible Employee may become a participant by filing a Deferral Election with the Company within 15 days after the date on which he or she is notified that he or she has become an Eligible Employee. The Eligible Employee shall become a Participant effective as of the date on which he or she files a Deferral Election with the Company.

    3.2            Deferral Elections:

                   (a) A Participant's Deferral Election shall apply only to Compensation earned after the effective date of the Deferral Election. Only one Deferral Election may be made with respect to Compensation to be earned in a single Plan Year.

                   (b) A Participant's Deferral Election shall continue in effect until the close of the Plan Year to which it relates. However, if the Participant ceases to be an Eligible Employee during a Plan Year, his or her Deferral Election shall terminate as of the date on which he ceases to be an Eligible Employee.

                   (c) Participants may make Deferral Elections for subsequent Plan Years by filing a new Deferral Election with the Company by no later than the November 30 immediately preceding the January 1 of the Plan Year to which the Deferral Election will relate. All Deferral Elections shall automatically terminate as of the close of the Plan Year to which they relate. A Participant may elect to no longer actively participate in the Plan in subsequent Plan Years by not making Deferral Elections for such subsequent Plan Years.

         3.3 Termination of Participation; Re-employment: Participation shall cease upon a Participant's termination of employment or if the Participant ceases to be an Eligible Employee. Upon re-employment as an Eligible Employee, a former Participant may again become a Participant in the Plan effective as of the January 1 next following the date of his or her reemployment by filing a Deferral Election with the Company in accordance with the provisions of Section 3.1(a). If a Participant elects not to become an active Participant for a Plan Year, he or she may become an active Participant effective as of the next following January 1, or any subsequent January 1, by filing a Deferral Election with the Company in accordance with the provisions of Section 3.1(a).

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         3.4  Change  in  Status:  If a  Participant  ceases  to be an  Eligible
Employee or elects not to be an active Participant, but continues to be employed by the Company, Deferrals and Matching Credits shall be suspended as provided in
Section 4.3. All other provisions of this Plan shall remain in effect, and he or she shall continue to be entitled to receive credits pursuant to Section 4.3, and to receive Earnings, until his or her Benefits are fully distributed as provided in Section V.

                                   SECTION IV

                    DEFERRALS, MATCHING CREDITS AND ACCOUNTS

         4.1 Participant Deferrals: A Participant will be entitled to make Deferrals under this Plan in accordance with the Participant's election to make Salary Reduction Contributions pursuant to the terms of the Employees' Plan. Any amounts that cannot be credited to the Participant's Salary Reduction Contributions Account under the Employees' Plan because of the Tax Limits shall be credited to his or her Deferrals Account maintained pursuant to Section 4.4. In no event may a Participant make Deferrals during a Plan Year unless he has made the maximum amount of Salary Reduction Contributions to the Employees' Plan permitted under Section 402(g) of the Code and under the terms of the Employee's Plan. The aggregate amount of a Participant's Deferrals under this Section 4.1 in any given Plan Year shall not exceed the excess of (a) the amount that the Participant would have been able to contribute to such Participant's Salary Reduction Contributions Account for such Year if there were no Tax Limits over
(b) the amount of any Salary Reduction Contributions actually credited to such Participant's Salary Reduction Contributions Account for such Plan Year.

         4.2 Matching Credits: Each Plan Year, the Company shall credit to the Matching Credits Account of each Participant an amount equal to the excess of
(a) the amount of the Company Matching Contributions that the Company would have made on behalf of such Participant for such Plan Year (pursuant to the provisions of the Employees' Plan) if there were no Tax Limits and such Participant had made Salary Reduction Contributions to the Employees' Plan equal to the sum of the Salary Reduction Contributions actually made plus the Deferrals made pursuant to this Plan for such Plan Year over (b) the amount of any Company Matching Contributions actually made by the Company on behalf of such Participant during such Plan Year. Amounts credited to a Participant's Matching Credits Account shall be payable to the Participant only if the Participant would have had a vested interest in such amounts had they been credited to the Participant's Company Matching Contributions Account under the Employees' Plan.

         4.3 Change of Status: Participant Deferrals pursuant to Section 4.1 and Matching Credits pursuant to Section 4.2 for a Participant who changes his or her status will be governed by the following provisions:

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                   (a) A Participant  who elects not to  participate in the Plan will be credited with Deferrals and Matching Credits through and ending with the payroll period within which the Participant's election is received by the Company or until such other date as is administratively practicable.

                   (b) A Participant who ceases to be an Eligible Employee will be credited with Deferrals and Matching Credits through and ending with the payroll period within which he or she ceases to be an Eligible Employee or until such other date as is administratively practicable.

         4.4 Deferrals Accounts: For bookkeeping purposes only, the Company shall maintain a Deferrals Account for each Participant to which each Participant's Deferrals shall be credited. Deferrals shall be credited to a Participant's Deferrals Account as of the end of the month in which the Compensation constituting such Deferral is earned. Any Earnings shall be credited to the Participant's Deferrals Account as of each Adjustment Date.

         4.5 Matching Credits Accounts: For bookkeeping purposes only, the Company shall maintain a Matching Credits Account for each Participant to which Matching Credits made on behalf of such Participant shall be credited. Matching Credits shall be credited to a Participant's Matching Credits Account at least annually. Any Earnings shall be credited to the Participant's Matching Credits Account as of each Adjustment Date.

                                    SECTION V

                               PAYMENT OF BENEFITS

         5.1       Payment Elections:

                   (a) A Participant's Benefits shall be paid in accordance with the terms of the Payment Election relating to such Benefits and in accordance with the provisions of this Section V. A Participant may elect to have the Benefits attributable to any single Deferral Election paid at a time and in a form different from the time and form of payment elected with respect to the Benefits attributable to any other Deferral Election, provided that such election complies with the terms of this Section V. Each Participant, and each former Participant with Benefits under the Plan, must have at least one or more Payment Elections on file with the Company at all times.

                   (b) A Payment Election shall become effective as of the first day of the month immediately following the date on which the Payment Election is filed with the Company.

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                   (c) Subject to the  limitations  described in subsection  (d)
below,  a  Participant  may change a Payment  Election  by filing a new  Payment
Election with the Company. Such new Payment Election shall be effective as of the first day of the month immediately following the date on which the new Payment Election is filed with the Company. The new Payment Election may specify that a Participant's Benefits be paid as of a date different from the date specified in the Participant's current Payment Election provided that the new payment date is at least 12 or more months after the effective date of the new Payment Election, and (ii) the payment date specified in the current Payment Election will not occur for at least 12 or more months after the effective date of the new Payment election.

                   (d) A Participant may change a Payment election relating to a Deferral Election three (3) times; provided, however, that a Payment Election may not be changed in successive [Plan Years] and may be changed only once every three (3) [Plan Years].

         5.2       Timing of Payment:

                   (a)  Generally,  a  Participant's  Benefits shall begin to be distributed as of the January 1 following the date specified in the Participant's Payment Election. The specified date may be either the (i) Participant's Retirement Date or (ii) the date on which the Participant will attain age 50 or some later specified age.

                   (b) In the event a Participant fails to designate a date in the Payment Election, a Participant's Benefits automatically shall be distributed as of the earliest of the January 1 following (i) the Participant's death, (ii) the Participant's Retirement Date, or (iii) the Participant's Termination Date.

         5.3 Form of Payment: If a Participant's Benefits are to be paid on account of the Participant's Termination of Employment, the entire amount of the Participant's Benefits will be paid in the form of a single lump sum payment as of the January 1 following the date of the Participant's Termination Date. In all other cases, Benefits shall be paid in the form designated by the Participant on the Payment Election relating to such benefits. The available distribution forms are as follows:

                        (i)       A single lump sum payment.

                       (ii)           Annual installments over a term of five
(5), ten (10), or fifteen (15) years, as selected by the Participant. If the Participant dies before the completion of installment payments, any remaining Benefits shall be paid to his or her Beneficiary. If a Beneficiary who is receiving payments dies, any remaining balance of the account shall be paid to the personal representative of the Beneficiary's estate.

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If a Participant has not designated the form in which his or her Benefits are to be paid prior to the date on which the Benefits become payable, such Benefits will be distributed to the Participant in a single lump sum payment as of the date on which they are first payable.

         5.4 Method of Payment: All payments to any Participant or Beneficiary under this Plan shall be made in cash.

         5.5       Death Benefits:

                   (a) If a Participant's Benefits become payable on account of the Participant's death, his or her Beneficiary shall receive Benefits equal to the greater of (1) seventy-five percent (75%) of the total Benefits that would have been paid to the Participant had the Participant survived to his or her Retirement Date or (2) the Participant's total Benefits as of the date of death. The Beneficiary shall be entitled to elect to receive such Benefits under one of the forms described in Section 5.3.

                   (b) Notwithstanding the foregoing, if a Participant dies prior to the second December 31 following the effective date of any given Deferral Election, his or her Beneficiary shall receive Benefits equal to the total Benefits relating to that Deferral Election as of the date of the Participant's death.

         5.6 Disability: If Participant becomes permanently disabled, the Participant may elect to receive all or a portion of his or her Benefits before the payment date specified in his or her Payment Election. A Participant will be considered permanently disabled for purposes of this Section 5.6 only if (i) the Participant has been determined to be permanently disabled under the provisions of the Employees' Plan and (ii) the Committee determines that payment of all or a portion of the Participant's Benefits is necessary to alleviate financial hardships caused by the permanent disability of the Participant. The amount of Benefits available for payment to a permanently disabled Participant under this
Section 5.6 are the total Benefits to which the Participant is entitled as of the date of the Committee's determination that he or she is permanently disabled.

                                   SECTION VI

                                  UNFUNDED PLAN

         There is no fund associated with this Plan. The Company shall be required to make payments only as Benefits become due and payable. No Participant or Beneficiary shall have any right, other than the right of an unsecured general creditor, against the Company in respect to the Benefits payable, or which may be payable, to such Participant or Beneficiary hereunder. If the Company, acting in its sole discretion,

(page 77)
establishes a reserve or other fund associated with this Plan, then, except as may otherwise be provided in the instrument pursuant to which such reserve or fund is established, no Participant or Beneficiary shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan.

                                   SECTION VII

                            MISCELLANEOUS PROVISIONS

         7.1 Non-Guarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any such Participant to be continued in the employment of the Company or as a limitation of the right of the Company to deal with any Participant, as to their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Plan did not exist.

         7.2 Rights Under Employees' Plan: Nothing in this Plan shall be construed to limit, broaden, restrict, or grant any right to a Participant or Beneficiary under the Employees' Plan, nor in any way to limit, modify, repeal or otherwise affect the Company's right to amend or modify the Employees' Plan.

         7.3 Amendments/Termination: The Company reserves the right to amend or terminate this Plan by vote duly adopted by the Board (or any duly authorized committee thereof); provided, however, that no such amendment or termination shall adversely affect the total Benefits to which a Participant is entitled as of the date of amendment or termination of the Plan.

         7.4 Non-Assignability: The Benefits payable under this Plan shall not be subject to alienation, assignment, pledge, garnishment, execution or levy of any kind and any attempt to cause any such Benefits to be so subjected shall not be recognized.

         7.5 Plan Administration: This Plan shall be operated and administered by the Committee whose decision on all matters involving the interpretation and administration of this Plan shall be final and binding.

         7.6 Withholding of Taxes, etc.: All amounts payable hereunder shall be reduced for the amounts required to be withheld pursuant to any applicable governmental law or regulation with respect to taxes or any similar provisions.

         7.7 Successor Company: In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which a successor to all or a major portion of the Company's property or business shall continue this Plan, and the successor shall have all of the powers, duties and responsibilities of the Company under this Plan.

         7.8 Governing Law: This Plan shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Virginia.

         * * * * *
         IN WITNESS WHEREOF, Heilig-Meyers Company has caused this Plan to be executed the 5th day of December, 1995.



                                          HEILIG-MEYERS COMPANY

                                          By:/s/ William J. Dieter
                                          Title:  Sr. Vice President-Accounting